Exhibit 99.1

OriginClear Opens Equity Line with GHS Investments

Intended to help clean up legacy shareholder commitments

Clearwater, FL – October 25, 2022 – OriginClear Inc. (OTC Pink: OCLN), the Clean Water Innovation Hub™, announces that it has entered an Equity Financing Agreement (the “Agreement”) with GHS Investments (GHS). Pursuant to the Agreement, GHS has agreed to purchase up to $25.0 million in registered common stock, with timing and amounts of the purchases to be determined at the sole discretion of OCLN.

“While we develop our innovative water asset program funding industrial water treatment projects, we are also interested in cleaning up old commitments, with focus on simplifying our capital structure,” said Riggs Eckelberry, OriginClear CEO. “The Agreement will enable us to pursue this goal among others, fairly and at our own pace. We appreciate the confidence that GHS has placed in us.”

GHS is a reputable private investment and management group providing financial solutions for high-potential small-cap enterprises.

On August 16, 2022, OCLN reported that for the three months ended June 30, 2022, revenue increased by 240% compared to the same period last year; while Gross profit increased by 288%.

Loss from operations for the three months ended June 30, 2022, narrowed by $1,203,179 to $(726,500). Among other expenditures, the Company is investing in the new Water On Demand™ initiative, which seeks to further accelerate sales by letting customers pay for their systems as they go, without the need for capital expenditure or water expertise.

About OriginClear Inc.

Once a government monopoly, clean water is going private. Local industries and communities are now treating and recycling their own water, helping to reduce the burden on municipal systems and save on fast-rising water rates while also responding to the challenge of climate change. That’s good for business and good for sustainability, and now the innovative fintech, Water On Demand™, is fueling this movement. For the first time, Clean Water is becoming an investable asset, open to Main Street investors, with the potential for generational royalties. OriginClear® is the Clean Water Innovation Hub™ for both Water On Demand and Modular Water Systems™ – a leader in onsite, prefabricated systems made with sophisticated materials that can last decades. Get live weekly updates every Thursday by signing up at www.originclear.com/ceo.

For more information, visit the company’s website: https://www.originclear.com/

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OriginClear Safe Harbor Statement:

Matters discussed in this release contain forward-looking statements. When used in this release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect,” “plans” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein.

These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with our history of losses and our need to raise additional financing, the acceptance of our products and technology in the marketplace, our ability to demonstrate the commercial viability of our products and technology and our need to increase the size of our organization, and if or when the Company will receive and/or fulfill its obligations under any purchaser orders. Further information on the Company’s risk factors is contained in the Company’s quarterly and annual reports as filed with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason except as may be required under applicable law

Media Contact

The Pontes Group
Lais Pontes Greene (954) 960-6083
lais@thepontesgroup.com
www.thepontesgroup.com

Investor Relations and Press Contact:

Devin Angus
Toll-free: 877-999-OOIL (6645) Ext. 3
International: +1-323-939-6645 Ext. 3
Fax: 323-315-2301
ir@OriginClear.com
www.OriginClear.com